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                                                                   EXHIBIT 10.78


                     SEVERANCE AGREEMENT AND GENERAL RELEASE


         This Severance Agreement and General Release (the "Agreement") is made between Capstone Capital Corporation (hereinafter referred to as the "Company") and William C. Harlan (hereinafter "Employee"). Unless the Company and Employee enter into this Agreement, Employee does not have a right to any of the considerations described in this Agreement. However, in consideration for Employee agreeing to these terms, and Employee's agreement to resign as an employee of the Company as described below, the Company will provide severance and other consideration as set forth herein.

         1. Consideration and Release. In consideration of payment by the Company to the Employee of (a) the sum of Eighty-Three Thousand Dollars ($83,000) payable to Employee in twelve (12) semi-monthly installments, payable on the 1st and 15th of each month, of Six Thousand Nine Hundred Sixteen and 67/100 Dollars ($6,916.67), less legally required deductions and withholdings, commencing on November 1, 1997, (b) the sum of Eighty-five Thousand Dollars ($85,000), less legally required deductions and withholdings, payable upon execution of this Agreement, which represents Employee's bonus for 1996, (c) the sum of Twenty-Four Dollars ($24.00) per share against redemption of shares of Common Stock of the Company acquired by Employee upon the exercise of all but not less than all of Employee's stock options, less (i) Ninety-Eight Thousand Five Hundred Sixty-Four and 77/100 Dollars ($98,564.77), which represents the outstanding principal balance of and interest on the Employee's loan to purchase Common Stock at October 12, 1997, (ii) Eighty-Five Thousand Dollars ($85,000) which represents the outstanding principal balance of Employee's advance against bonus for 1996, and (iii) less legally required deductions and withholdings, (d) the sum of $85,000, less legally required deductions and withholdings and (e) other good and valuable consideration, Employee agrees to release the Company as follows:

         Employee agrees on behalf of himself and all of his heirs or personal representatives and assigns, and his estate, to release, remise, forgive and forever discharge the Company , and all of its directors, officers, agents and employees of and from any and all claims, rights, demands, actions, liability, causes of action, damages, costs, expenses or compensation, whether or not known or unknown, which presently exists or which may hereinafter arise, or which in any way arises out of or relates to Employee's employment or termination of Employee's employment with the Company, including, but not limited to, any and all claims of breach of contract or failure to pay compensation of any kind, against the Company concerning events occurring at any time up to the date of this Agreement. This release and covenant not to sue shall be absolute and shall operate as a discharge and a bar to any suit at law, or in equity, whether such suit arises out of contract, fraud, or any other cause of action whatsoever, whether under any applicable federal laws, state or local laws or ordinances for any reason whatsoever.


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         By executing this Agreement, Employee agrees to surrender for redemption to the Company all shares of Common Stock acquired through the exercise of all outstanding options against the payment described in subparagraph (c) above, and Employee agrees to execute and deliver to the Company any and all assignments or other documents necessary to transfer such shares to the Company.

         2. No Admission of Liability. Employee acknowledges and understands that this Agreement does not constitute an admission of any kind by the Company, but is simply an accommodation which offers a certain benefit in return for Employee's agreeing to and signing this Agreement.

         3. Confidentiality. The Company and Employee mutually agree that the terms and provisions of this Agreement are strictly confidential and each agree that neither the Company nor Employee will disclose or otherwise communicate to any third party (including, in the case of Employee, to an employee of the Company) the existence or provisions of this Agreement. The Company and Employee further agree not to publish or otherwise communicate any derogatory remark, in the case of Employee, concerning the Company, its directors, officers, employees or agents, and in the case of the Company, concerning the Employee, or do anything which would directly or indirectly damage the business, business prospects or reputation of the Company or its directors, officers, employees or agents or the business, business prospects or reputation of the Employee, as the case may be. The Company further agrees to provide Employee with a copy of any press release to be issued by the Company in connection with Employee's resignation as an executive officer of the Company prior to the public dissemination of such press release. Nothing in this Section 3 shall prohibit the Company from making such disclosures regarding the existence and terms of this Agreement as shall be required under the federal securities laws or in dealing with analysts and investment bankers on behalf of the Company.

         4. Reservation of Claims. Employee further acknowledges and understands that the Company reserves the right to pursue all liability, causes of action, obligations, liabilities and claims of any kind whatsoever in law or equity against Employee, whether or not known or unknown, which presently exist or which may hereinafter arise, or which in any way arises out of or relates to his employment by the Company.

         5. Effective Date of Resignation. Employee's resignation from employment with the Company shall be effective October 13, 1997.

         6. Reemployment. Employee agrees that he will not apply for or otherwise seek reemployment with the Company and the Company has no obligation, contractual or otherwise, to rehire, reemploy, recall or hire Employee in the future.


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         7.       Nondisclosure.

                  (a) It is the intent of the parties to this Agreement to preserve to the Company exclusively the special knowledge, experience and Trade Secrets, as hereinafter defined, gained by the Employee during the course of Employee's association with the Company, recognizing that if such knowledge, experience and Trade Secrets were made available to competitors of the Company, it would irreparably damage the business of the Company. For all purposes of this Agreement, Employee's association with the Company shall include Employee's association as an employee, officer and/or shareholder of the Company.

                  (b) The Employee hereby acknowledges and agrees that Employee's obligations hereunder are special, unique and extraordinary and that Employee has had special access to economically valuable confidential, nonpublicly available information used or intended for use in the Company's trade or business, including, but not limited to, development plans, markets, designs, compositions, scripts, outlines, customer lists, customer information, rent rolls, tenant information, lessees, developers, mortgagors, financial information, regarding the Company and its employees, trade secrets (including trade secrets as defined in the Alabama Trade Secrets Act), and any other material or information relating to the business activities of the Company which Employee may have developed or had access to either solely or jointly, or arising directly or indirectly, from Employee's association with the Company (collectively, the "Trade Secrets").

                  (c) It is further agreed that disclosure of such Trade Secrets in any way, whether directly or indirectly, including copying or removing of any records of the Company, except with the express written consent of the Chief Executive Officer of the Company, would be deemed material and would result in immediate and irreparable injury to the Company not properly or completely compensable by damages in an action at law; and that the provisions of this Agreement are necessary for the protection of the Company and that any breach of this Agreement by Employee shall entitle the Company, in addition to any other legal remedies available to it, including those remedies available pursuant to the Alabama Trade Secrets Act, to apply to a court of competent jurisdiction to enjoin any violation of this Agreement and/or to recover damages for any breach of this Agreement, and to recover all costs of such action, including a reasonable attorneys' fee. All of the rights and remedies of the Company hereunder shall be cumulative and not alternative.

                  (d) Employee recognizes and has been advised by the Company that such experience, knowledge and Trade Secrets are intended for use in the Company's business, are not publicly known or cannot be readily ascertained or derived from publicly available information. The Company and Employee further agree that the Company's protection of the experience, knowledge and Trade Secrets gained by the Employee during Employee's association with the Company through agreements and through daily business practices is reasonable under the circumstances and that such special experience, knowledge or Trade Secrets have significant economic value and if it were made available to others it would irreparably damage the business of the Company. Except as otherwise provided in Section 7(e) of this Agreement, Employee agrees that Employee will not in any manner


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or at any time disclose or make available to any person, business concern or other entity any such experience, knowledge or Trade Secrets relating to the Company or the business of the Company, or the employees or customers of the Company, which was disclosed to Employee or came within Employee's knowledge during the course of Employee's employment by or association with the Company, nor shall Employee make or cause to be made any use of such experience, knowledge or Trade Secrets as an employee, consultant, officer, director, shareholder, partner, member or any other owner of any person, firm, business concern or other entity.

                  (e) Notwithstanding any other provision of this Agreement to the contrary, it is the intent of the Company and the Employee that the provisions of this Agreement shall specifically prohibit Employee, for a period of two (2) years after the effective date of this Agreement, from soliciting business or investments from any of the healthcare operators (i) from which the Company has acquired healthcare properties, (ii) to which the Company leases leased properties, (iii) to which the Company has made mortgage loans, or (iv) as of the date of this Agreement, to which the Company is considering the lease of healthcare properties, from which the Company is considering the purchase of healthcare properties, or to which the Company is considering the making of a mortgage loan on healthcare properties; provided, that the limitations imposed by this Section 7(e) shall not apply to discussions by Employee with Quorum Health Group, Inc.; provided, further, that the limitations imposed by this
Section 7 shall not prohibit Employee from serving as an employee, consultant, officer, director, shareholder, partner, member or any other owner of another healthcare real estate investment trust so long as Employee shall comply with the provisions of this Section 7 regarding nondisclosure of the Trade Secrets of the Company.

         8.       Nonsolicitation.

                  (a) The Employee has agreed and represented to the Company that, except as otherwise agreed in writing by the Chief Executive Officer of the Company, for a period of two (2) years after the effective date of this Agreement the Employee will not call upon or communicate with in any manner, either directly or indirectly, any employee of the Company, whether now employed or employed in the future, to solicit any such employee for employment with any other person, firm, business concern or entity.

                  (b) It is agreed by the parties hereto that any breach of this provision shall entitle the Company, in addition to any other legal remedies available to it, to apply to a court of competent jurisdiction to enjoin any violation of this provision and/or to recover damages for any breach of this provision, and to recover all costs of such action, including a reasonable attorneys' fee.

                  (c) All of the terms and provisions of this Section shall survive for and during the period during which solicitation is restricted hereunder.

         9. Return of Materials. Employee hereby certifies that all materials related directly or indirectly to his employment with the Company have been returned to the Company. He further certifies that no part of any material, information, monies or property which is confidential, proprietary or protected by the Company has been retained by him or given to any third person or


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entity in anticipation of Employee's resignation as an employee of the Company or for any other reason, and he further certifies that none of the foregoing will be removed by the Employee from the premises of the Company.

         10. Cooperation. Employee hereby agrees to cooperate fully with the Company for a period of thirty (30) days following execution of this Agreement to transition all matters in which Employee has been engaged on behalf of the Company to such person(s) as may be designated by the Company and to review in detail with the Company the terms of any pending transactions or matters in which Employee has been engaged on behalf of the Company. Employee further agrees that, for a period of five months following the expiration of such thirty day period, Employee shall cooperate with the Company and make himself available to the Company at such times and locations as the Company may reasonably request to discuss such matters related to Employee's activities on behalf of the Company.

         11.      Remedies.

                  (a) If Employee commits a breach or threatens to commit a breach of any of the provisions of this Agreement, the Company shall be entitled to seek any and all available remedies, including but not limited to the following rights and remedies:

                           (i) To recover liquidated damages in the amount paid to Employee under Section 1(a) hereof with interest thereon at the rate of twelve percent (12%) per annum; and

                           (ii) To have the provisions of this Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company;

                           (iii) To terminate payment of and declare void any benefits payable to Employee under the terms of this Agreement; and

                           (iv)     To recover money damages.

                  (b) Each of the rights and remedies enumerated above shall be independent of the other and shall be severally enforceable, and all of such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity.

                  (c) All costs incurred by the prevailing party in the enforcement of this Agreement and/or securing payment of damages specified herein, including a reasonable attorney's


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fee, whether or not suit be instituted shall be paid by the non-prevailing party; and Employee hereby waives all right to claim exemptions of personal property under the laws and Constitution of the State of Alabama or any other state of the United States.

         12.      Enforceability.

                  (a) If any of the covenants contained in this Agreement is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

                  (b) If any of the covenants contained in this Agreement is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, said provision shall then be enforceable.

         13. Entire Agreement. This Agreement contains the entire Agreement of the parties and supersedes and cancels any other agreement, representation, communication or understanding, whether oral or written, between the parties hereto and relating to the transactions contemplated herein or the subject matter hereof. This Agreement may not be changed or terminated orally, but may only be changed by an Agreement in writing signed by the parties hereto.

         14. Applicable Law. This Agreement is made and entered into in the State of Alabama, and shall in all respects be interpreted, enforced and governed under the laws of said State.

         15. Interpretation of Agreement. All parties have participated fully in the negotiation and drafting of this Agreement. The Agreement has been prepared by all parties equally, and is to be interpreted according to its terms. No inference shall be drawn that the Agreement was prepared by or is the product of any particular party or parties.

         16. Voluntary Agreement. Employee understands that he has been advised by the Company to seek counseling with anyone of his choosing including an outside attorney, if he so desires. Employee is entering into this Agreement freely and voluntarily, and Employee is satisfied that he has been given sufficient opportunity to consider it. Employee acknowledges acceptance of this Agreement by his signature below.

         17. Amendments. This Agreement shall not be modified or amended except by a writing signed by all parties.

         18. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of any successor to the Company and any such successor shall be deemed substituted for the Company under the terms of this Agreement. As used in this Agreement, the term "successor" shall include any person, firm, corporation or other business entity which at any time, whether by


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merger, purchase or otherwise, acquires all or substantially all the assets of the business of the Company.

         19. Jurisdiction. It is acknowledged by the Company and the Employee that the place of this Agreement, its situs, and form, is at all times in the County of Jefferson, State of Alabama, and any action at law, suit in equity, or judicial proceeding relating to the validity, construction, interpretation, and enforcement of this Agreement, or any provision hereof, shall be instituted and determined exclusively in the courts of said County and State.

         20. Captions. The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.

         21. Termination of Offer. The offer set forth in this Agreement shall terminate and be null and void if this Agreement is not executed by Employee and delivered to the Company by 5:00 p.m. C.S.T. on Monday, October 13, 1997.








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         IN WITNESS WHEREOF, the Company, by and through its duly authorized officer, and Employee have caused this Agreement to be executed under seal on the _____ day of October, 1997.


                                        /s/ William C. Harlan
                                        ----------------------------------------
                                        William C. Harlan


/s/ John W. Gant, Jr.
------------------------------------
Witness


                                        CAPSTONE CAPITAL CORPORATION


                                        /s/ Malcolm E. McVay
                                        ----------------------------------------
                                        By: Malcolm E. McVay
                                        Its: Chief Financial Officer


/s/  W. Todd Carlisle
------------------------------------
Attest








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